                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  December 28, 1995


                          THE CONTINUUM COMPANY, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


        1-10151                                            74-1609363
(Commission File Number)                       (IRS Employer Identification No.)


9500 ARBORETUM BOULEVARD, AUSTIN, TEXAS                               78759-6399
(Address of principal executive offices)                              (zip code)


      Registrant's telephone number, including area code:  512/345-5700


                                    N/A
        (Former name of former address, if changed since last report.)

Item 5.  Other Events.

         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Report on Form 8-K dated December 28, 1995, as set forth in the pages attached hereto:


Item 7.  Financial Statements and Exhibits

(a)  PRO FORMA FINANCIAL INFORMATION

    (1) Unaudited Pro Forma Combined Condensed Balance Sheet of the Continuum Company, Inc. and SOCS Holding as of September 30, 1995.

    (2) Unaudited Pro Forma Combined Condensed Statement of Operations of The Continuum Company, Inc. and SOCS Holding for the six months ended September 30, 1995.

    (3) Unaudited Pro Forma Combined Condensed Statement of Operations of The Continuum Company, Inc. for the year ended March 31, 1995 and SOCS Holding for the year ended September 30, 1995.

    (4) Notes to Unaudited Pro Forma Combined Condensed Financial Statements of The Continuum Company, Inc. and SOCS Holding.

(b)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

    (1)  SOCS Holding Auditors' Report On the Consolidated
         Financial Statements at September 30, 1995 ..........................F1

    (2)  SOCS Holding Consolidated Financial Statements at
         September 30, 1995 ..................................................F3

    (3)  SOCS Holding Notes to the Consolidated Financial
         Statements at September 30, 1995 ....................................F6



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

                                      THE CONTINUUM COMPANY, INC.


Date:  March 8, 1996             By:  JOHN L. WESTERMANN III
                                      Vice President and Chief Financial Officer

                               CONTINUUM AND SOCS
                     UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements assume a business combination between The Continuum Company, Inc. ("Continuum") and SOCS Holding ("SOCS") which is accounted for under the purchase method of accounting.

The pro forma combined condensed financial statements are based on the respective historical financial statements of Continuum and SOCS and should be read in conjunction with such historical financial statements and notes thereto. The pro forma combined condensed balance sheet combines Continuum's September 30, 1995 unaudited condensed consolidated balance sheet with SOCS' September 30, 1995 audited condensed consolidated balance sheet. The pro forma combined condensed statements of operations combine Continuum's unaudited condensed consolidated statement of operations for the six months ended September 30, 1995 with the corresponding SOCS unaudited condensed consolidated statement of operations for the six months ended September 30, 1995 and Continuum's condensed consolidated statement of operations for the year ended March 31, 1995 with SOCS' condensed consolidated statement of operations for the year ended September 30, 1995. The condensed consolidated statement of operations for the six months ended September 30, 1995 was not available for SOCS; accordingly, the statement shown represents 50% (six months) of the audited results for the year ended September 30, 1995.

The pro forma information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if the combination had been consummated at the beginning of the periods presented, nor is it indicative of future operating results or financial position.

                                                        CONTINUUM AND SOCS
                                             PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                        SEPTEMBER 30, 1995
                                                (IN THOUSANDS, EXCEPT FOR SHARE DATA)
                                                            (UNAUDITED)

                                                                                                      ADJUSTMENTS
                                                       CONTINUUM        SOCS        COMBINED         DR          CR        PRO FORMA
ASSETS
Current assets:
  Cash and cash equivalents ........................  $  25,016      $    499      $  25,515      $     -     $ 25,515    $      -
  Receivables, net of allowance
    for doubtful accounts ..........................     98,384         6,909        105,293            -           -       105,293
  Other current assets .............................     16,663         1,412         18,075           878          30       18,923
                                                      ----------     ---------     ----------     ---------   ---------   ----------
                                                        140,063         8,820        148,883           878      25,545      124,216

Property and equipment, net of depreciation ........     29,883         1,082         30,965            -           -        30,965
Goodwill, net of amortization ......................     22,636            -          22,636         9,894          -        32,530
Software systems, net of amortization ..............     13,012            -          13,012         2,400          -        15,412
Other assets .......................................      9,976         1,010         10,986         6,111          -        17,097
                                                      ----------     ---------     ----------     ---------   ---------   ----------
TOTAL ASSETS .......................................  $ 215,570      $ 10,912      $ 226,482      $ 19,283    $ 25,545    $ 220,220
                                                      ==========     =========     ==========     =========   =========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable .................................  $  19,165      $  3,220      $  22,385      $     -     $     -     $  22,385
  Deferred revenue .................................     12,179           286         12,465            -           -        12,465
  Accrued liabilities and other ....................     44,943         4,675         49,618            -          299       49,917
  Current portion of long-term debt ................        863            -             863            -       11,769       12,632
                                                      ----------     ---------     ----------     ---------   ---------   ----------
                                                         77,150         8,181         85,331            -       12,068       97,399
                                                      ----------     ---------     ----------     ---------   ---------   ----------

Long-term debt .....................................     18,051         3,118         21,169            -           -        21,169
Other obligations ..................................     20,689           294         20,983            -        6,989       27,972
                                                      ----------     ---------     ----------     ---------   ---------   ----------
                                                         38,740         3,412         42,152            -        6,989       49,141
                                                      ----------     ---------     ----------     ---------   ---------   ----------
Stockholders' equity:
  Common Stock, $.10 par value .....................      1,926         5,380          7,306         5,380          -         1,926
  Capital in excess of par value ...................    123,640           399        124,039           399          -       123,640
  Retained earnings (deficit) ......................    (24,133)       (6,460)       (30,593)       26,000       6,460      (50,133)
  Other ............................................     (1,753)           -          (1,753)           -           -        (1,753)
                                                      ----------     ---------     ----------     ---------   ---------   ----------
                                                         99,680          (681)        98,999        31,779       6,460       73,680
                                                      ----------     ---------     ----------     ---------   ---------   ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .........  $ 215,570      $ 10,912      $ 226,482      $ 31,779    $ 25,517    $ 220,220
                                                      ==========     =========     ==========     =========   =========   ==========

                           See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                                                      CONTINUUM AND SOCS
                                     PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                              SIX MONTHS ENDED SEPTEMBER 30, 1995
                                             (IN THOUSANDS, EXCEPT FOR SHARE DATA)
                                                         (UNAUDITED)

                                                                                                   ADJUSTMENTS
                                                                                              ----------------------
                                                    CONTINUUM        SOCS        COMBINED        DR            CR          PRO FORMA
                                                    ---------     ---------     ---------     ----------     -------      ----------
REVENUE:
  Service revenues ...............................  $ 180,159     $  9,393      $ 189,552     $      -       $    -       $ 189,552
  Software system licensing ......................     13,829           -          13,829            -            -          13,829
  Interest income ................................        543           33            576            -            -             576
                                                    ---------     ---------     ---------     ----------     --------     ----------
                                                      194,531        9,426        203,957            -            -         203,957
                                                    ---------     ---------     ---------     ----------     --------     ----------

EXPENSES:
  Service expenses ...............................    137,744        9,715        147,459            -            -         147,459
  Marketing and administration ...................     32,055          543         32,598           367           -          32,965
  Interest expense ...............................      1,259           95          1,354           500           -           1,854
  Purchased research and development .............         -            -              -         26,000           -          26,000
                                                    ---------     ---------     ---------     ----------     --------     ----------
                                                      171,058       10,353        181,411        26,867           -         208,278
                                                    ---------     ---------     ---------     ----------     --------     ----------

Income before income taxes .......................     23,473         (927)        22,546       (26,867)          -          (4,321)
Income tax provision .............................      7,043         (187)         6,856            -            -           6,856
                                                    ---------     ---------     ---------     ----------     --------     ----------
Income from continuing operations ................  $  16,430     $   (740)     $  15,690     $ (26,867)     $    -       $ (11,177)
                                                    =========     =========     =========     ==========     ========     ==========

Earnings per common share from continuing
  operations .....................................  $    0.83 ..........................................................  $   (0.56)
                                                    =========                                                             ==========

Average common shares outstanding ................     19,900 ..........................................................     19,900
                                                    =========                                                             ==========


                           See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                                                    CONTINUUM AND SOCS
                                     PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                            (IN THOUSANDS, EXCEPT FOR SHARE DATA)
                                                        (UNAUDITED)


                                                    YEAR ENDED     YEAR ENDED                       ADJUSTMENTS
                                                      3/31/95       9/30/95                   ------------------------
                                                     CONTINUUM        SOCS       COMBINED         DR            CR         PRO FORMA
                                                    ----------     ----------   ----------     ----------     --------    ----------
REVENUE:
  Service revenues ................................  $ 301,783     $  8,787      $ 320,570     $      -       $    -      $ 320,570
  Software system licensing .......................     21,135           -          21,135            -            -         21,135
  Interest income .................................        618           65            683            -            -            683
                                                     ---------     ---------     ---------     ----------     --------    ----------
                                                       323,536       18,852        342,388            -            -        342,388
                                                     ---------     ---------     ---------     ----------     --------    ----------

EXPENSES:
  Service expenses ................................    228,725       19,430        248,155            -            -        248,155
  Marketing and administration ....................     54,494        1,086         55,580           735           -         56,315
  Interest expense ................................      2,209          190          2,399         2,236           -          3,399
  Purchased research and development ..............         -            -              -         26,000           -         26,000
                                                     ---------     ---------     ---------     ----------     --------    ----------
                                                       285,428       20,706        306,134        28,971           -        333,869
                                                     ---------     ---------     ---------     ----------     --------    ----------

Income before income taxes ........................     38,108       (1,854)        36,254       (28,971)          -          8,519
Income tax provision ..............................     11,904         (374)        11,530            -            -         11,530
                                                     ---------     ---------     ---------     ----------     --------    ----------
Income from continuing operations .................  $  26,204     $ (1,480)     $  24,724     $ (28,971)     $    -      $  (3,011)
                                                     =========     =========     =========     ==========     ========    ==========

Earnings per common share from continuing
  operations ......................................  $    1.38 .........................................................  $   (0.16)
                                                     =========                                                            ==========

Average common shares outstanding .................     19,038 .........................................................     19,038
                                                     =========                                                            ==========


                           See accompanying Notes to Pro Forma Combined Condensed Financial Statements.


                               CONTINUUM AND SOCS
                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

         The accompanying unaudited pro forma combined condensed financial statements assume a business combination between The Continuum Company, Inc. ("Continuum") and SOCS Holding ("SOCS") which is accounted for under the purchase method of accounting. The pro forma combined condensed financial statements are based on the respective historical financial statements of Continuum and SOCS and should be read in conjunction with such historical financial statements and notes thereto. The pro forma combined condensed balance sheet combines Continuum's September 30, 1995 unaudited condensed consolidated balance sheet with SOCS' September 30, 1995 audited condensed consolidated balance sheet. The pro forma combined condensed statements of operations combine Continuum's unaudited condensed consolidated statement of operations for the six months ended September 30, 1995 with the corresponding SOCS unaudited condensed consolidated statement of operations for the six months ended September 30, 1995 and Continuum's condensed consolidated statement of operations for the year ended March 31, 1995 with SOCS' condensed consolidated statement of operations for the year ended September 30, 1995. The condensed consolidated statement of operations for the six months ended September 30, 1995 was not available for SOCS; accordingly, the statement shown represents 50% (six months) of the audited results for the year ended September 30, 1995.

The acquisition of SOCS by Continuum has been accounted for under the purchase method of accounting in the accompanying unaudited pro forma combined condensed financial statements. The total purchase price has been allocated to the assets and liabilities of SOCS based on their estimated fair values.

Certain reclassifications have been made in the historical financial statements of Continuum and SOCS in order to conform presentations. The audited financial statements of SOCS have been prepared in accordance with French statutory accounting principles. Certain adjustments have been made to conform these statements to U.S. generally accepted accounting principles.

PRO FORMA PURCHASE ACCOUNTING ADJUSTMENTS AND ELIMINATIONS

         The pro forma purchase accounting adjustments and eliminations in the preceding pro forma financial statements assume that Continuum acquired SOCS in exchange for $37,613,000 in cash, financed through short-term debt and cash on hand. The allocation of the purchase price is as follows ($ in thousands):

          Purchase of outstanding SOCS stock               $ 37,613
          Book value of net assets acquired at
             September 30, 1995                                 681
                                                           ---------
          Purchase price assigned to intangible
             assets and other                              $ 38,294
                                                           =========

                                       7

          Allocation to intangible assets and other:
             Software Systems                              $   2,400
             Purchased research and development               26,000
             Goodwill                                          9,894
                                                           ----------
                                                           $  38,294
                                                           ==========


The adjustments to the unaudited pro forma combined condensed statement of operations are as follows:

(a) To record amortization of software based on the greater of amortization based on the estimated revenues of the products or the straight-line method over the estimated lives of the products. To record amortization of goodwill based upon the straight line method over a 20 year life.

(b) To expense the portion of the purchase price allocated to in-process and future software development projects at the purchase date in accordance with Statement of Financial Accounting Standards No. 2, "Accounting for Research and Development Costs."

(c) To record interest expense in association with the short-term borrowings made to purchase SOCS.

The adjustments to the unaudited pro forma combined condensed balance sheet are as follows:

(a) To record the minimum royalty due to the owners of SOCS for royalties equal to a percentage of eligible license fees collected by Continuum from licensing the OCEANIC software and its derivatives outside of Continuum's core business.

(b)  To establish initial deferred tax balances for SOCS.

                                  SOCS HOLDING

                                AUDITORS' REPORT
                    ON THE CONSOLIDATED FINANCIAL STATEMENTS
                             AT SEPTEMBER 30, 1995

      (This report is a free translation of the report of the auditors on the consolidated financial statements of SOCS Holding)


To the Shareholders
SOCS Holding
Axe Liberte
2, Place de la Coupole
94227 Charenton Le Pont Cedex

Dear Sirs,

       In accordance with the terms of our appointment, we hereby present our report on the examination of the consolidated financial statements of SOCS Holding for the period ended September 30, 1995 as attached to this report.

       These consolidated financial statements are the responsibility of Group management. Our responsibility is to express an opinion on these financial statements, based on our audit.

       We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement preparation. We believe that our audit provides a reasonable basis for our opinion.

       In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of SOCS Holding and its subsidiaries at September 30, 1995 and the consolidated results of their operations in accordance with accounting principles described in the notes to the consolidated financial statements.

       These consolidated financial statements have been prepared for a specific purpose and for this reason a different accounting principle as compared to statutory financial statements has been adopted for software development costs, which have been charged to the statement of operations instead of being capitalized in the balance sheet (note I (e)). The consolidated financial



                                       F1
statements for the year ended September 30, 1994 have been restated accordingly. The impact of this change in accounting method, which will not be retained in the statutory financial statements at December 31, 1995, was a charge against income of FF 17,737 thousand and FF 10,437 thousand respectively for the years ended September 30, 1995 and 1994. Simultaneously, deferred tax assets of FF 5,912 thousand and FF 3,479 thousand respectively have been recognized in the consolidated balance sheets at September 30, 1995 and 1994, based on management's estimates of SOCS' future results.


Paris, December 26, 1995






                                                    Coopers & Lybrand Audit S.A.







                                                           L.P. Schneider
                                                              Partner




                                       F2

                                  SOCS HOLDING


                       CONSOLIDATED FINANCIAL STATEMENTS
                             AT SEPTEMBER 30, 1995




                                       F3


                                  SOCS HOLDING

                          CONSOLIDATED BALANCE SHEETS
                          (thousands of French francs)


                                                                            AT SEPTEMBER 30
                    ASSETS                                                 1995        1994

Goodwill, net ..........................................................  17,249      16,990
Intangible assets, net .................................................   3,444       1,712
Property, plant and equipment, net .....................................   5,360       4,300
Investments, net .......................................................   1,302         956
Investments in companies accounted for by the equity method ............     256         256
TOTAL FIXED ASSETS .....................................................  27,611      24,214
Trade receivables, net .................................................  25,972      28,135
Other receivables ......................................................   8,246         609
Deferred taxes .........................................................   6,472       4,039
Short-term investments .................................................   1,251         382
Cash ...................................................................   1,220       3,138
Prepaid expenses .......................................................     523       1,096
TOTAL ASSETS ...........................................................  71,295      61,613
LIABILITIES AND SHAREHOLDERS' EQUITY
Capital stock ..........................................................  26,648      25,103
Additional paid-in capital .............................................   1,976         314
Deficit ................................................................  (7,417)     (2,890)
Loss for the year ......................................................  (7,329)     (4,187)
SHAREHOLDERS'EQUITY ....................................................  13,878      18,340
Minority interests .....................................................     757       1,225
Provisions for contingencies ...........................................     700         742
Provisions for charges .................................................       -         200
Borrowings .............................................................  15,442      10,232
Trade payables .........................................................   6,453       5,240
Accrued taxes and personnel costs ......................................  20,717      18,730
Other liabilities ......................................................   2,440       1,185
Insurance companies - accounts payable, net ............................   9,489       4,044
Deferred income ........................................................   1,419       1,675
TOTAL LIABILITIES ......................................................  55,960      41,106
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .............................  71,295      61,613




                                       F4


                                  SOCS HOLDING

                      CONSOLIDATED STATEMENT OF OPERATIONS
                          (thousands of French francs)



                                                           1995          1994

NET SALES .............................................   93,049        82,978
Other purchases and external charges ..................  (27,940)      (24,722)
Taxes other than on income ............................   (3,727)       (2,153)
Wages and salaries ....................................  (43,863)      (38,018)
Social security taxes .................................  (17,768)      (14,560)
Employee profit sharing ...............................        -          (845)
Depreciation, amortization and provisions .............   (2,664)       (3,873)
Other expenses ........................................     (272)       (1,050)
TOTAL OPERATING EXPENSES ..............................  (96,234)      (85,271)
OPERATING LOSS BEFORE INTEREST ........................   (3,185)       (2,293)
Interest income .......................................      322           287
Interest expense ......................................     (940)         (720)
NET INTEREST EXPENSE ..................................     (618)         (433)
OPERATING LOSS ........................................   (3,803)       (2,726)
Non-operating income ..................................      134           156
Non-operating expense .................................   (2,846)          (94)
NET NON-OPERATING (EXPENSE)/INCOME ....................   (2,712)           62
Current taxes .........................................     (579)       (2,549)
Deferred taxes ........................................    2,433         3,267
TOTAL INCOME TAX ......................................    1,854           718
Amortization of goodwill ..............................   (2,342)       (1,974)
Minority interests ....................................     (326)         (267)
NET LOSS ..............................................   (7,329)       (4,187)






                                       F5

                                  SOCS HOLDING

                           NOTES TO THE CONSOLIDATED
                              FINANCIAL STATEMENTS

                             AT SEPTEMBER 30, 1995





                                       F6

I - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              The consolidated financial statements have been prepared in accordance with French generally accepted accounting principles.

A) CONSOLIDATION METHODS

              Companies over which the group has direct or indirect exclusive control are fully consolidated.

              Companies over which the group exercises significant influence, but not exclusive control, are accounted for by the equity method.

              Some companies which meet these criteria but are not material to the consolidated financial statements, have not been consolidated. Shares in these companies and other equity interests are carried at cost under "Investments, net", after deduction of provisions for impairment of value, where applicable.

B) FOREIGN CURRENCY TRANSLATION

              The financial statements of foreign companies or branches are translated as follows:

        (i)  Balance sheet: at the year-end exchange rate;

        (ii) Statement of operations: at the average exchange rate for the year.

              Differences arising from translation are debited or credited to shareholders' equity.

C) CHANGE OF YEAR-END

              At respective Extraordinary General Meetings of September 29, 1995, the shareholders of SOCS Holding SA, SOCS SA and SOCS Gestion SA decided to change these companies' year-end to December 31. The financial year commencing on October 1, 1994 will therefore cover a period of 15 months ending on December 31, 1995.

              Following the decision taken by its sole shareholder, Sofadec EURL will also now have a December 31 year end. The financial year commencing on October 1, 1994 will therefore cover a period of 15 months ending on December 31, 1995.

              Hyperion already has a December 31 year end.

              For consolidation purposes, interim financial statements have been prepared at September 30, 1995 for all fully consolidated companies.


                                       F7

D) GOODWILL

              Goodwill corresponds to the difference between the cost of shares in subsidiaries and the Group's equity in the fair value of the underlying net assets of the companies concerned at the date of acquisition.

              Goodwill is amortized over 10 years by the straight line method.

E) OTHER INTANGIBLE ASSETS

RESEARCH AND DEVELOPMENT COSTS

              Research and development costs are expensed as incurred. They exclude development costs for marketable software which are capitalised under concessions, patents, licenses, software and similar rights.

CONCESSIONS, PATENTS, LICENSES, SOFTWARE AND SIMILAR RIGHTS

          The method normally applied by the Group is as follows:

           - Development costs for software designed by or on behalf of the Group and intended for use by third parties under license are capitalized when it appears probable that the software will become commercially successful.

           - Capitalized software development costs are amortised over an estimated maximum useful life of three years.

              During the year ended September 30, 1994 the Group set up a software development cost accounting system in order to give a fairer view of the consolidated financial statements. As a result, software development costs for the year then ended were capitalized in accordance with the principle described above. In prior years, these costs were charged in full to the statement of operations.

              However, to permit comparisons with the financial statements prepared in accordance with accounting principles applied in the United States of America, the Group has decided to account for software development costs as expenses in the financial statements as at September 30, 1995 and 1994.

              For the purpose of the present financial statements and in accordance with the principle of non-capitalization of software development costs, the financial statements for the periods ended September 30, 1995 and 1994 have been restated as follows (in thousands of French Francs):



                                       F8

                                                    30.09.1995    30.09.1994
                                                    ----------    ----------
Capitalized development costs (Cr) ................  (17,737)      (10,437)
Deferred taxes (Dr) ...............................    5,912         3,479
Minority interests (Dr) ...........................      458           458
                                                     ---------     ----------
Net impact (decrease in shareholders' equity) .....  (11,367)       (6,500)
                                                     =========     ==========

F) PROPERTY, PLANT AND EQUIPMENT

              Property, plant and equipment are stated in the balance sheet at cost less accumulated depreciation. Depreciation is calculated by the straight line or reducing balance method, based on the following estimated useful lives:

              - fixtures and fittings        10 years/straight line
              - office equipment              5 years/reducing balance
              - computer equipment            4 years/reducing balance
              - furniture                    10 years/straight line

G) SHORT-TERM INVESTMENTS

               Short-term investments are stated at the lower of cost or market value at year end.

H) PROVISION FOR RETIREMENT BONUSES

               Retirement bonuses payable to employees on retirement are recorded as expenses in the year they are paid. The liability at the year-end is not recognized because it is not material due to the age of the group's employees (on average, 30 and 32 for female and male employees, respectively) and their low average seniority (4 years for both male and female employees).

I) INCOME TAXES

               Deferred taxes are recorded in the balance sheet and statement of operations in respect of timing differences between the recognition of certain items of income and expense (software development costs, provision for paid vacation, employee profit sharing, etc.) for financial reporting and tax purposes.

               Deferred taxes assets are recognized in the balance sheet when there is a strong probability that the related tax benefit will crystallize.

J) REVENUE RECOGNITION

               Income from software licensing and other services such as systems implementation is recognized according to the invoicing clauses of the contracts provided that the service has effectively been rendered.


                                       F9

               License agreements generally extend for three to five years and provide for a quarterly license fee.

2.  LIST OF CONSOLIDATED COMPANIES

                                                  SEPTEMBER 30, 1995       SEPTEMBER 30, 1994
                                                  -------------------     ---------------------
                                                    %           %         % VOTING        %
                                                  VOTING     INTEREST      RIGHTS      INTEREST
                                                  RIGHTS
                                                  ------     --------     --------     --------
FULLY CONSOLIDATED COMPANIES :
SOCS Holding - Parent company
SOCS SA ........................................    93           93           87           87
SOCS Conseils et Services ......................   N/A          N/A        99.76        99.76
SOCS Gestion ...................................    90           90           90           90
SOFADEC ........................................   100           90          100           90
Hyperion .......................................    66           66           66           66
SOCS Objectum ..................................   N/A          N/A          100          100
SOCS Associes ..................................   100          100          100          100
PARALLAX .......................................    99           99            -            -

COMPANY ACCOUNTED FOR BY THE EQUITY METHOD :
CBDIS ..........................................    34        31.62           34        29.58

               As decided at the Extraordinary General Meeting of September 29, 1995, the two wholly-owned subsidiaries of SOCS SA, SOCS Conseils et Services SA (previously, Saturne Informatique SA) and SOCS Objectum SA, were merged into SOCS SA, with retroactive effect from October 1, 1994.

3. OTHER INTANGIBLE ASSETS, NET

              Other intangible assets comprise :

                                                                      AT SEPTEMBER 30
                                                            -----------------------------------
                                                                       1995               1994
                                                            --------------------------    -----
In FF'000                                                   COST      AMORT.      NET      NET
---------                                                   -----     ------     -----    -----
Purchased goodwill (Sofadec, Parallax) ...................  2,000         -      2,000    1,300
Concessions, patents, licenses, software and
similar rights ...........................................  2,313      (869)     1,444      412
TOTAL ....................................................  4,313      (869)     3,444    1,712



                                      F10

4. GOODWILL, NET

              Details of goodwill are as follows :

                                                                 AT SEPTEMBER 30
                                  ------------------------------------------------------------------------------
                                                                1995                                      1994
                                  -----------------------------------------------------------------      -------
                                              SOCS         SOCS
                                   SOCS      GESTION     CONSEILS     SOFADEC     CBDIS      TOTAL       TOTAL
IN FF'000                                                   ET
---------                                                SERVICES
                                  ------     -------     --------     -------     -----      -------     -------
Goodwill - Gross value .........  18,076      1,384        2,413       1,009       544       23,426      20,825

Accumulated amortization .......  (4,796)      (413)        (662)       (252)      (54)      (6,177)     (3,835)
GOODWILL, NET ..................  13,280        971        1,751         757       490       17,249      16,990

5. PROPERTY, PLANT AND EQUIPMENT, NET

              Details of property, plant and equipment are as follows :

                                                                          AT SEPTEMBER 30
                                                         ------------------------------------------------
                                                                         1995                       1994
                                                         ------------------------------------       -----
In FF'000                                                COST        DEPRECIATION        NET         NET
---------                                                -----       ------------       -----       -----
Fixtures and fittings                                    1,655           (139)          1,516       1,542
Office and computer equipment, furniture                 7,719         (3,875)          3,844       2,758
TOTAL                                                    9,374         (4,014)          5,360       4,300



                                                        F11

6. INVESTMENTS CARRIED AT COST, NET

              Investments comprise :

                                           AT SEPTEMBER 30
                                         --------------------
In FF'000                                1995            1994
---------                                -----           ----
NON-CONSOLIDATED INVESTMENTS
DATASOCS (49% of capital) .............    147           147
SOCS NTI (15% of capital) .............      8             8
OTHER INVESTMENTS

Deposits and guarantees ...............  1,147           801
TOTAL .................................  1,302           956


7. CONSOLIDATED SHAREHOLDERS' EQUITY

              The change in consolidated shareholders' equity can be analyzed as follows:

                                                                           In FF'000
                                                                           ---------
AT SEPTEMBER 30, 1994 .....................................................  18,340
October 6, 1994 share capital increase ....................................   2,966
Issuance of stock warrants on October 6, 1994 (warrant n(degree) 5) .......     241
Dividends paid ............................................................    (340)
Net loss for the year .....................................................  (7,329)
AT SEPTEMBER 30, 1995 .....................................................  13,878

              SOCS Holding's share capital is composed of 226,475 A shares with a par value of FF 100 each and 40,001 B shares with a par value of FF 100 each.

              A and B shares carry the right to seats on the Board of Directors. In the case of share transfers, holders of shares in the same category will have a preferred right to acquire the shares in question.

              B shares carry the right to a preferred dividend and a liquidation preference.

              SOCS Holding SA issued four A stock warrants on September 30, 1992 with the following characteristics:

           - WARRANT N(DEGREE) 1 expired on April 1, 1994 without being exercised;


                                      F12

           - WARRANT N(DEGREE) 2 gives the right to subscribe for A shares up to a value of FF 10 million at a price equal to a multiple of consolidated net income for the year ended September 30, 1993. This warrant can be exercised at any time between April 1, 1994 and March 31, 1996.

           - WARRANT N(DEGREE) 3 gives the right to subscribe for A shares up to a value of FF 6 million at a price equal to a multiple of consolidated net income for the year ended September 30, 1994. This warrant can be exercised at any time between April 1, 1995 and September 30, 1996.

           - WARRANT N(DEGREE) 4 gives the right to subscribe for A shares up to a value of FF 16 million (less sums invested in subscribing for A shares by means of warrants 1, 2 and 3) at a price equal to a multiple of consolidated net income for the year ended September 30, 1995. This warrant can be exercised at any time between April 1, 1996 and July 31, 1997.

              SOCS SA issued 13,035 stock warrants on October 6, 1994 (WARRANTS N(DEGREE) 5) which give the right to subscribe for A shares at a price of FF
192. These warrants can be exercised up to December 31, 2023. In a letter dated September 29, 1995, the holder of warrants expressly waived the exercise right and the value of the warrants was therefore written off.

8. MINORITY INTERESTS

              Changes in minority interests are as follows:

                                                           IN FF'000
                                                           ---------
MINORITY INTERESTS AT SEPTEMBER 30, 1994 .................  1,225
Minority interests in income of subsidiaries .............    326
Dividends paid to minority interests .....................   (393)
Other changes (purchase of SOCS shares) ..................   (401)
MINORITY INTERESTS AT SEPTEMBER 30, 1995 .................    757



                                      F13

9. BORROWINGS

              Borrowings can be analyzed as follows (in thousands of French Francs):

                                             AT SEPTEMBER 30
                                          --------------------
                                           1995          1994
                                          ------        ------
Bank borrowings
- November 24, 1989 (KF 700) ...........       -            44
- April 4, 1992 (KF 400) ...............       -            88
- May 14, 1992 (KF 400) ................       -           100
- April 20, 1995 (KF 1,730) ............   1,442             -
ASTORG current account .................  14,000        10,000
TOTAL ..................................  15,442        10,232


10. SALES

              Details of sales are as follows (in thousands of French Francs):

                                     YEAR ENDED SEPTEMBER 30
                                     -----------------------
                                        1995        1994
                                     ---------    ----------
SOFTWARE SYSTEMS
- Licenses ..........................  32,412      34,602
- Assistance ........................  44,552      24,562
- Other .............................   1,492      10,946
 ....................................  78,456      70,110
THIRD-PARTY ADMINISTRATION
- Commissions .......................  14,593      12,868
TOTAL ...............................  93,049      82,978


11. RETIREMENT BONUSES

              The companies of the Group pay bonuses to their employees upon retirement, in accordance with the provisions of the relevant collective regulatory agreements.

              Due to the low average age and seniority of employees, the related liability is not material.



                                      F14

13. COMMITMENTS AND CONTINGENCIES

              The group companies have rented vehicles under long-term, noncancellable leases. At September 30, 1995 future minimum lease payments amounted to FF 263,254 for leases with purchase options and FF 1,794,650 for other long-term leases.

              The financial statements of all the Group companies for the last three years are open to a tax audit.

              Opale has claimed an amount of FF 2,247 thousand from SOCS in respect of subcontracting services. SOCS management considers that this claim is without merit and believes that the final outcome will not have a material impact on the consolidated financial position of the SOCS Group.

14. NUMBER OF EMPLOYEES

              At September 30, 1995, the consolidated companies employed a total of 192 persons.



                                      F15